Exhibit 99

For Immediate Release

Contact:Mike Dinneen

Senior Vice President, Director of Marketing & Communications

(856) 552-5013

mdinneen@sunnb.com

Sun Bancorp, Inc. Announces Third Quarter 2015 Earnings:

Reports Net Income of $3.2 Million

Mount Laurel, N.J. – October 26, 2015 –

Third Quarter Highlights

•	Net income of $3.2 million, or $0.17 per diluted share, for the quarter ended September 30, 2015, and $8.8 million, or $0.47 per diluted share, for the first nine months of 2015.
•

Completion of comprehensive restructuring during the quarter with the sale of one branch and the consolidation of nine others.  Since the Company’s restructuring announcement in 2014, the bank has reduced its branch count by 20 locations, or 39%.

•	Capital ratios remain strong with total risk-based capital ratio of 21.8% and tangible equity to assets of 9.7% as of September 30, 2015.
•

Asset quality remains stable with continued low levels of problem loans.  Non-performing loans held-for-investment declined from $14.1 million at September 30, 2014 to $5.9 million at June 30, 2015 and $3.7 million at September 30, 2015.  Non-performing assets of $4.6 million represent 0.2% of total assets at September 30, 2015.

•	Liquidity remains elevated as average interest bearing cash was $274 million for the third quarter as compared to $329 million in the second quarter of 2015 as liquidity deployment efforts continue.

Sun Bancorp, Inc. (NASDAQ: SNBC), (the "Company"), the holding company for Sun National Bank (the “Bank”), today reported net income of $3.2 million, or $0.17 per diluted share, for the quarter ended September 30, 2015, compared to net income of $2.8 million, or $0.15 per diluted share, for the quarter ended

June 30, 2015 and a net loss of $0.8 million, or a loss of $0.05 per diluted share, for the quarter ended September 30, 2014.

“Since last year, our goal has been to fundamentally rebuild the company by eliminating excessive operating complexity, outsized operating expenses and volatile credit risk.  Our stated ambition was to bring the Company to profitability in 2015,” said Thomas M. O’Brien, President & CEO. “As a result of the successful execution of our strategy, the Company has achieved profitability in each quarter of 2015 with year to date net income of $8.8 million.  The results of the third quarter demonstrate our continued momentum in achieving the successful turnaround of the Company.  The successful execution of our strategy could not have been achieved without the commitment and dedication of our employees, management and our board.  As a direct result of these combined efforts, I can report that our aggressive restructuring was completed on or ahead of schedule and budget.  With the comprehensive restructuring now fully implemented, we will focus our energy on further efficiency enhancements and growing revenue with the goal of building net income so that we achieve even stronger earnings from both a quality and quantity perspective.”

Discussion of Results:

Balance Sheet

Total assets decreased to $2.29 billion at September 30, 2015, as compared to $2.38 billion at June 30, 2015 and $2.72 billion at December 31, 2014. The planned balance sheet reductions are now complete as the Company’s restructuring efforts reduced non-core, unprofitable segments of the balance sheet.  Key aspects of the restructuring plan included the sale of problem and high risk loans, the consolidation or sale of 20 branch offices, and the exit of unprofitable business lines including mortgage banking, asset based lending, healthcare lending and syndicated lending.  Cash and cash equivalents increased to $287.9 million at September 30, 2015 as compared to $278.9 million at June 30, 2015 and decreased from $548.4 million at December 31, 2014.  The increase in cash during the third quarter is primarily due to loan pay downs in excess of production, as well as investment sales, partially offset by deposit reductions.  The overall decrease in cash and cash equivalents in the nine month period was primarily due to increases in loan originations, purchases of several multifamily loan participations and the completion of the sale of eight total branch locations throughout 2015.

Gross loans held-for-investment totaled $1.53 billion at September 30, 2015, as compared to $1.51 billion at December 31, 2014 and $1.58 billion at June 30, 2015.  The decline in gross loans held-for-investment during the third quarter is due primarily to pay downs in excess of new production as well as the selected sale of approximately $1.9 million of consumer and commercial under-performing loans out of the held-for-investment portfolio.  For the year, the Bank has experienced net loan growth both through organic originations as well as through multi-family loan participations, while strategically exiting residential and commercial loan transactions that did not contribute to the Bank’s long-term relationship strategies.

“We saw an elevated amount of payoffs in the third quarter and some seasonal summertime softness in originations.  While we experienced an overall reduction in end-of-period loan balances, our average loan balances increased during the quarter due to loan closings occurring very late in the second quarter,” stated O’Brien.

Deposits were $1.82 billion at September 30, 2015, as compared to $2.09 billion at December 31, 2014 and $1.88 billion at June 30, 2015. The Bank continues to experience deposit reductions as a result of managed run-off of higher yielding municipal accounts and the re-pricing of certain non-relationship retail deposits.

“The Bank is enhancing its brand and redesigning its relationship deposit product. set in the fourth quarter,” stated O’Brien.  “As such, we expect deposit growth to resume next year as we deepen our commercial and consumer relationships.”

During the third quarter, the Bank completed the sale of $4.8 million in loans, $32.0 million in deposits and $354 thousand of fixed assets, all connected to the sale of its Hammonton branch location to Cape Bank. The Bank recorded a net gain on the sale of this location of $1.3 million during the third quarter. Expenses of $231 thousand were recognized in the first quarter of 2015 when the transaction was initially announced.

Net Interest Income and Margin

The net interest margin increased to 2.81% for the three months ended September 30, 2015 as compared to 2.79% in the linked second quarter as average commercial loan balances increased by $35.1 million, or 2%, over the quarter. Liquidity levels continued to decline as average interest-bearing cash decreased by $54.5 million, or 17%, to $274.7 million from the second quarter.

“While our margin continued to improve slightly, we are being cautious and patient in excess liquidity deployment, given the very conflicting economic signals and highly competitive market,” said O’Brien. “Our continued diligent approach to organically growing commercial loans, and the overall net growth in our commercial loans held for investment from the beginning of 2015 are expected to continue to improve our margins, on our terms.”

Non-Interest Income

Non-interest income was $6.5 million for the quarter ended September 30, 2015, as compared to $4.9 million and $4.7 million for the quarters ended June 30, 2015 and September 30, 2014, respectively.  The increase from the linked quarter and the comparable prior year quarter was primarily attributable to a $1.5 million gain on the sale of investment securities and a $1.3 million gain on sale of the Hammonton branch location.  The increase from the linked quarter was partially offset by $1.2 million in loan sale gains recorded in the second quarter.

Non-Interest Expense

Non-interest expense for the third quarter of 2015 was $19.9 million, an increase of $1.5 million from the second quarter of 2015 and a decrease of $4.2 million from the third quarter of 2014. During the third quarter of 2015, the Company recorded write-downs of $471 thousand on four bank-owned branch properties which were transferred to real estate owned at fair value and recorded $537 thousand in accelerated depreciation for the fixed assets of the consolidated branches.  The Company also recorded $436 thousand in additional expenses related to lease vacancies during the third quarter of 2015. Compared to the third quarter of 2014, salaries and employee benefits declined by $2.3 million as a result of the Company’s restructuring strategy.  In addition, other expenses remained flat as compared to the second quarter of 2015. Expenses declined by $1.2 million from the comparable prior year quarter primarily due to $254 thousand of loan sale transaction fees and $238 thousand of intangible asset amortization recognized in the prior year quarter, $308 thousand of unfunded commitment reserves recorded in the third quarter of 2014, compared to $16 thousand recorded in the third quarter of 2015 and $68 thousand of problem loan costs recorded in the third quarter of 2015, compared to $295 thousand recorded in the same quarter of the prior year.

“In this quarter, we absorbed the final expenses related to our ongoing branch rationalization initiatives, as well as our efforts to right-size our overall operating expenses,” said O’Brien.  “We enter the fourth quarter with confidence that our operating platform is substantially less complex, with prudent levels of risk and greater efficiency.  We believe that the Company is now appropriately positioned to generate healthy operating profits as we enter 2016.  While there is additional work to be done to improve our operating efficiency, we have more than achieved our goal by reducing operating expense from a $32.5 million quarterly run rate in 2013 to $19.9 million in the third quarter of 2015, which includes $1.4 million of aforementioned one-time charges.”

Asset Quality

Asset quality was stable and problem loan levels remain very low.  Non-performing loans held-for-investment declined from $5.9 million at June 30, 2015 to $3.7 million at September 30, 2015 due to loan payoffs and sales during the third quarter of 2015.  Non-performing loans held-for-investment to total gross loans held-for-investment declined to 0.24% at September 30, 2015 as compared to 0.37% at June 30, 2015 and 0.73% at December 31, 2014.

There was a negative provision for loan losses of $1.8 million during the third quarter of 2015 compared to a negative provision for loan losses of $1.2 million in the second quarter of 2015 and no provision for loan losses in the third quarter of 2014. In the third quarter of 2015, the Bank recorded net recoveries of $344 thousand as compared to net recoveries of $615 thousand in the second quarter of 2015, and net charge offs of $1.9 million in the third quarter of 2014, reflecting the Bank’s substantially-improved asset quality metrics. During the third quarter of 2015, the Bank sold $3.8 million of both consumer and commercial loans resulting in net charge-offs of $700 thousand.  The negative provision in the third quarter of 2015 was driven by loan pay downs, recoveries and risk rating upgrades.  The allowance for loan losses was $18.9 million, or 1.24% of gross loans held-for-investment, at September 30, 2015, as compared to $23.2 million, or 1.54% of gross loans held-for-investment, at December 31, 2014 and $26.5 million, or 1.58% of gross loans held-for-investment, at September 30, 2014. The allowance for loan losses was 517% of non-performing loans held-for-investment at September 30, 2015 as compared to 210% at December 31, 2014 and 188% at September 30, 2014.

“In this quarter, we continued to see cash recoveries on prior period charge-offs, as well as several risk rating upgrades in our commercial portfolio,” said O’Brien.  “The Company’s very strong credit quality metrics are a direct consequence of the aggressive approach to managing credit quality and mitigating potential losses at early stages.    Specifically, our non-performing loans held-for-investment fell another 38%, from the previous quarter’s already low levels, and are now at a minimal $3.7 million. As a point of reference, our non-performing loans were more than $40 million prior to our restructuring announcement in July 2014.  Additionally, classified loans, which include non-accrual loans, were $5.8 million at September 30, 2015 compared to approximately $100 million immediately prior to the restructuring announcement in 2014.”

Capital

Capital ratios improved further due to balance sheet reductions and internal capital generation through retained earnings. At September 30, 2015, the Bank’s Tier 1 common equity risk-based capital ratio, total risk-based capital ratio, Tier 1 risk-based capital ratio and leverage capital ratio were 18.5%, 19.7%, 18.5% and 11.9%, respectively. At September 30, 2015, the Company’s Tier 1 common equity risk-based capital ratio, total risk-based capital ratio, Tier 1 risk-based capital ratio and leverage capital ratio were 14.6%, 21.8%, 18.2%, and 11.7%, respectively. The Company’s tangible equity to tangible assets ratio was 9.7% at September 30, 2015, as compared to 7.7% at December 31, 2014 and 7.5% at September 30, 2014.

“Capital ratios continued to increase to even stronger levels as a result of continued profitability and balance sheet management,” said O’Brien.  “Both our strong credit quality metrics as well as our capital ratios are among the top as compared to regional and national averages.  The Company is now on track for 2015 to be its first profitable year since 2008.  Notwithstanding these positive outcomes, we continue to approach our business with a strong sense of urgency to continue to deliver the level of financial performance that our shareholders justly deserve.”

Conference Call

The Company will hold a conference call on Monday, October 26, 2015 at 3:00 PM (EDT) to discuss results and answer questions from analysts and investors.  Participants may listen to or participate in the Company’s earnings conference call via the following:

•	Participants toll-free number: 866-409-1555
•	Conference ID: 108678

About Sun Bancorp, Inc.

Sun Bancorp, Inc. (NASDAQ: SNBC) is a $2.29 billion asset bank holding company headquartered in Mount Laurel, New Jersey. Its primary subsidiary is Sun National Bank, a community bank serving customers throughout New Jersey, and the metro New York region. Sun National Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnationalbank.com.

Cautionary Note Regarding Forward-Looking Statements

The foregoing material contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, which may be identified by the use of such words as “allow,” “anticipate,” “believe,” “continues,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “potential,” “predict,” “project,” “reflects,” “should,” “typically,” “usually,” “view,” “will,” “would,” and similar terms and phrases, including references to assumptions.  Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of the Company and the Bank, the banking industry, the economy in general, expectations of the business environment in which the Company operates, projections of future performance and other statements contained herein that are not historical facts.  These remarks are based upon current management expectations, and may, therefore, involve risks and uncertainties that cannot be predicted or quantified and are beyond the Company’s control and are subject to a variety of uncertainties that could cause future results to vary materially from the Company’s historical performance, or from current expectations. Factors that could cause actual results to differ from those expressed or implied by such forward-looking statements include, but are not limited to: (i) the ability of the Bank to comply with its written agreement with the Office of the Comptroller of the Currency (the “OCC”) or the individual minimum capital ratios for the Bank established by the OCC; (ii) the Company’s ability to attract and retain key management and staff; (iii) changes in business strategy or an inability to successfully execute strategy due to the occurrence of unanticipated events; (iv) the ability to attract deposits and other sources of liquidity; (v) changes in the financial performance and/or condition of the Bank’s borrowers; (vi) changes in consumer spending, borrowing and saving habits; (vii) the ability to increase market share and control expenses; (viii) changes in estimates of future loan loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (ix) local, regional and national economic conditions and events and the impact they may have on the Company and its customers; (x) volatility in the credit and equity markets and its effect on the general economy; (xi) the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs; (xii) the overall quality of the composition of the Company’s loan and securities portfolios; (xiii) inflation, interest rate, securities market and monetary fluctuations;(xiv) legislative and regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations, changes in banking, securities and tax laws and regulations and their application by regulators and changes in the scope and cost of the Federal Deposit Insurance Corporation insurance and other coverages; (xv) the effects of, and changes in, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (xvi) competition among providers of financial services; (xvii) other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services and the other risks detailed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-K for the fiscal year ended December 31, 2014, the Company’s Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015 and in other filings made pursuant to the Securities Exchange Act of 1934, as amended. No undue reliance should be placed on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any such forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Financial Measures (Unaudited)

This news release references tangible book value per common share and return on average tangible equity, which are non-GAAP financial measures. Management believes that tangible book value per common share and return on average tangible equity are meaningful financial measures because they are two of the measures we use to assess capital adequacy.

Tangible book value per common share (dollars in thousands)

The following reconciles shareholders’ equity to tangible equity by reducing shareholders’ equity by the intangible asset balance at September 30, 2015, June 30, 2015, March, 31, 2015, December 31, 2014, and September 30, 2014.

	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Tangible book value per common share:
Shareholders’ equity	$255,483	$252,926	$249,235	$245,323	$247,047
Less: Intangible assets	38,188	38,188	38,188	38,188	38,188
Tangible equity	$217,295	$214,738	$211,047	$207,135	$208,859
Common stock	18,901	18,901	18,901	18,901	18,885
Less: Treasury stock	231	237	282	285	300
Total outstanding shares	18,670	18,664	18,619	18,616	18,585
Tangible book value per common share:	$11.64	$11.51	$11.34	$11.13	$11.24

Return on Average Tangible Equity (dollars in thousands)

The following provides the calculation of return on tangible equity for the three months ended September 30, 2015, June 30, 2015, March, 31, 2015, December 31, 2014, and September 30, 2014.

	Three Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Net income(loss)	$3,168	$2,828	$2,776	$(2,829)	$(489)
Average tangible equity:
Average shareholders’ equity	$255,685	$252,391	$249,970	$249,313	$243,020
Less: Average intangible assets	38,188	38,188	38,188	38,188	38,281
Average tangible equity	$217,497	$214,203	$211,782	$211,125	$204,739
Return on average tangible equity(1):	5.8%	5.3%	5.2%	(5.4)%	(1.6)%

(1)	Annualized

SUNBANCORP, INC AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (Unaudited)

(Dollars in thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Profitability for the period:
Net interest income	$15,217	$18,921	$45,783	$60,925
Provision for loan losses	(1,762)	-	(2,980)	14,803
Non-interest income	6,457	4,695	24,421	13,621
Non-interest expense	19,885	24,132	63,465	85,697
Income (loss) before income taxes	3,551	(516)	9,719	(25,954)
Income tax expense	383	309	951	1,025
Net income (loss) available to common shareholders	$3,168	$(825)	$8,768	$(26,979)
Financial ratios:
Return on average assets (1)	0.5%	(0.1)%	0.5%	(1.2)%
Return on average equity (1)	5.0%	(1.4)%	4.6%	(14.4)%
Return on average tangible equity (1), (2)	5.8%	(1.6)%	5.4%	(17.1)%
Net interest margin (1)	2.81%	2.87%	2.71%	2.98%
Efficiency ratio	91%	102%	90%	115%
Income (loss) per common share:
Basic	$0.17	$(0.05)	$0.47	$(1.54)
Diluted	$0.17	$(0.05)	$0.47	$(1.54)

Average equity to average assets	10.8%	8.5%	10.3%	8.4%

	September 30,		December 31,
	2015	2014	2014
At period-end:
Total assets	$2,289,023	$2,820,202	$2,715,348
Total deposits	1,819,532	2,170,627	2,091,904
Loans receivable, net of allowance for loan losses	1,509,268	1,649,869	1,486,898
Loans held-for-sale	-	2,770	4,083
Investments	313,216	425,079	409,950
Borrowings	92,448	68,904	68,978
Junior subordinated debentures	92,786	92,786	92,786
Shareholders' equity	255,483	247,047	245,323

Credit quality and capital ratios:
Allowance for loan losses to gross loans held-for-investment	1.24%	1.58%	1.54%
Non-performing loans held-for-investment to gross loans held-for-investment	0.24%	0.84%	0.73%
Non-performing assets to gross loans held-for-investment, loand held-for-sale and real estate owned	0.30%	1.05%	1.03%
Allowance for loan losses to non-performing loans held-for-investment	517%	188%	210%
Tier 1 common equity risk-based capital (3)(4):
Sun Bancorp, Inc.	14.6%	-	-
Sun National Bank	18.5%	-	-
Total risk-based capital (3):
Sun Bancorp, Inc.	21.8%	17.9%	19.3%
Sun National Bank	19.7%	16.2%	17.4%
Tier 1 risk-based capital (3):			.
Sun Bancorp, Inc.	18.2%	15.6%	16.7%
Sun National Bank	18.5%	14.9%	16.1%
Leverage capital (3):
Sun Bancorp, Inc.	11.7%	9.8%	10.1%
Sun National Bank	11.9%	9.4%	9.7%

Book value per common share	$13.68	$13.29	$13.18
Tangible book value per common share	$11.64	$11.24	$11.13

(1)	Amounts for the three and nine months ended are annualized.
(2)

Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3)	September 30, 2015 capital ratios are estimated, subject to regulatory filings.
(4)	The Basel III guidelines and the Dodd-Frank Act established a new minimum Tier 1 common equity risk-based capital ratio, effective January 1, 2015.

SUNBANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)

(Dollars in thousands, except share and per share amounts)

	September 30,	December 31,
	2015	2014
ASSETS
Cash and due from banks	$29,158	$42,548
Interest earning bank balances	258,705	505,885
Cash and cash equivalents	287,863	548,433
Restricted cash	5,000	13,000
Investment securities available for sale (amortized cost of $297,806 and $394,733 at September 30, 2015 and December 31, 2014, respectively)	297,325	394,500
Investment securities held to maturity (estimated fair value of $250 and $501 at September 30, 2015 and December 31, 2014, respectively)	250	489
Loans receivable (net of allowance for loan losses of $18,913 and $23,246 at September 30, 2015 and December 31, 2014, respectively)	1,509,268	1,486,898
Loans held-for-sale, at lower of cost or market	—	4,083
Branch assets held-for-sale	—	69,064
Restricted equity investments, at cost	15,641	14,961
Bank properties and equipment, net	32,328	40,155
Real estate owned, net	909	522
Accrued interest receivable	4,817	5,397
Goodwill	38,188	38,188
Bank owned life insurance (BOLI)	80,660	79,132
Other assets	16,774	20,526
Total assets	$2,289,023	$2,715,348
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$1,819,532	$2,091,904
Branch deposits held-for-sale	—	183,395
Securities sold under agreements to repurchase - customers	—	1,156
Advances from the Federal Home Loan Bank of New York (FHLBNY)	85,653	60,787
Obligation under capital lease	6,795	7,035
Junior subordinated debentures	92,786	92,786
Deferred taxes, net	1,774	1,514
Other liabilities	27,000	31,448
Total liabilities	2,033,540	2,470,025
SHAREHOLDERS' EQUITY
Preferred stock, $1 par value, 1,000,000 shares authorized, none issued	—	—
Common stock, $5 par value, 40,000,000 shares authorized; 18,901,124 shares issued and 18,669,647 shares outstanding at September 30, 2015; 18,900,877 shares issued and 18,615,950 shares outstanding at December 31, 2014.	94,506	94,508
Additional paid in capital	512,290	514,071
Retained deficit	(338,996)	(347,762)
Accumulated other comprehensive loss	(984)	(138)
Deferred compensation plan trust	(599)	(599)
Treasury stock at cost, 231,477 shares at September 30, 2015 and 284,927 shares December 31, 2014.	(10,734)	(14,757)
Total shareholders' equity	255,483	245,323
Total liabilities and shareholders' equity	$2,289,023	$2,715,348

SUNBANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Dollars in thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30, 2015
	2015	2014	2015	2014
INTEREST INCOME:
Interest and fees on loans	$15,479	$19,307	$46,028	$62,223
Interest on taxable investment securities	1,672	2,140	5,549	6,583
Interest on non-taxable investment securities	236	306	851	923
Dividends on restricted equity investments	202	202	613	643
Total interest income	17,589	21,955	53,041	70,372
INTEREST EXPENSE:
Interest on deposits	1,263	2,057	4,106	6,526
Interest on funds borrowed	554	435	1,520	1,314
Interest on junior subordinated debt	555	542	1,632	1,607
Total interest expense	2,372	3,034	7,258	9,447
Net interest income	15,217	18,921	45,783	60,925
PROVISION FOR LOAN LOSSES	(1,762)	—	(2,980)	14,803
Net interest income after provision for loan losses	16,979	18,921	48,763	46,122
NON-INTEREST INCOME:
Deposit service charges and fees	1,711	2,541	5,564	7,399
Interchange fees	512	624	1,610	1,817
Gain on sale of bank branches	1,318	—	10,553	—
Gain on sale of loans	205	—	1,444	—
Gain on sale of investment securities	1,466	—	1,468	50
Investment products income	490	635	1,567	1,967
BOLI income	512	484	1,527	1,414
Other income	243	411	688	974
Total non-interest income	6,457	4,695	24,421	13,621
NON-INTEREST EXPENSE:
Salaries and employee benefits	9,489	11,818	29,199	42,402
Occupancy expense	3,289	2,980	11,290	10,798
Equipment expense	2,008	1,695	7,022	5,800
Data processing expense	1,197	1,299	3,809	3,777
Professional fees	838	1,423	2,385	5,262
Insurance expense	1,138	1,443	3,479	4,268
Advertising expense	521	567	979	1,676
Problem loan expense	66	294	1,092	1,492
Other expense	1,339	2,613	4,210	10,222
Total non-interest expense	19,885	24,132	63,465	85,697
INCOME (LOSS) BEFORE INCOME TAXES	3,551	(516)	9,719	(25,954)
INCOME TAX EXPENSE	383	309	951	1,025
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$3,168	$(825)	$8,768	$(26,979)

Basic earnings (loss) per share	$0.17	$(0.05)	$0.47	$(1.54)
Diluted earnings (loss) per share	$0.17	$(0.05)	$0.47	$(1.54)

Weighted average shares - basic	18,668,791	17,949,643	18,639,482	17,574,246
Weighted average shares - diluted	18,738,517	17,946,643	18,689,037	17,574,246

SUNBANCORP, INC. AND SUBSIDIARIES

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)

(dollars in thousands)

	2015	2015	2015	2014	2014
	Q3	Q2	Q1	Q4	Q3
Profitability for the quarter:
Net interest income	$15,217	$15,375	$15,191	$17,026	$18,921
Provision for loan losses	(1,762)	(1,218)	-	-	-
Non-interest income	6,457	4,881	13,087	4,142	4,695
Non-interest expense	19,885	18,362	25,218	23,705	24,132
Income (loss) before income taxes	3,551	3,112	3,060	(2,537)	(516)
Income tax expense	383	284	284	292	309
Net income (loss) available to common shareholders	$3,168	$2,828	$2,776	$(2,829)	$(825)
Financial ratios:
Return on average assets (1)	0.5%	0.5%	0.4%	(0.4)%	(0.1)%
Return on average equity (1)	5.0%	5.0%	4.4%	(4.5)%	(1.4)%
Return on average tangible equity (1), (2)	5.8%	5.3%	5.2%	(5.4)%	(1.6)%
Net interest margin (1)	2.81%	2.79%	2.57%	2.67%	2.87%
Efficiency ratio	91%	90%	89%	112%	102%
Per share data :
Income (loss) per common share:
Basic	$0.17	$0.15	$0.15	$(0.15)	$(0.05)
Diluted	$0.17	$0.15	$0.15	$(0.15)	$(0.05)
Book value	$13.68	$13.55	$13.39	$13.18	$13.29
Tangible book value	$11.64	$11.51	$11.34	$11.13	$11.24
Average basic shares	18,668,791	18,632,526	18,616,537	18,589,717	17,946,643
Average diluted shares	18,738,517	18,684,597	18,639,501	18,589,717	17,946,643
Non-interest income:
Deposit service charges and fees	$1,711	$1,849	$2,004	$2,383	$2,541
Interchange fees	512	554	544	540	624
Gain on sale of investment securities	1,466	2	-	-	-
Gain on sale of loans	205	1,226	13	-	-
Net gain on sale of bank branches	1,318	-	9,235	-	-
Investment products income	490	488	589	480	635
BOLI income	512	503	512	482	484
Other income	243	259	190	257	411
Total non-interest income	$6,457	$4,881	$13,087	$4,142	$4,695
Non-interest expense:
Salaries and employee benefits	$9,489	$9,120	$10,590	$9,412	$11,818
Occupancy expense	3,289	3,034	4,967	5,432	2,980
Equipment expense	2,008	3,625	3,514	1,487	1,695
Data processing expense	1,197	1,304	1,308	1,202	1,299
Professional fees	838	711	836	1,225	1,423
Insurance expense	1,138	1,094	1,247	1,299	1,443
Advertising expense	521	223	235	386	567
Problem loan expenses	66	38	988	547	294
Other expenses	1,339	(787)	1,533	2,715	2,613
Total non-interest expense	$19,885	$18,362	$25,218	$23,705	$24,132

(1)	Annualized.
(2)

Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

SUNBANCORP, INC. AND SUBSIDIARIES

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)

(dollars in thousands)

	2015	2015	2015	2014	2014
	Q3	Q2	Q1	Q4	Q3
Balance Sheet at quarter end:
Cash and cash equivalents	$287,863	$278,863	$388,021	$548,433	$504,353
Restricted cash	5,000	5,000	13,000	13,000	13,000
Investment securities	313,216	353,245	367,178	409,950	425,079
Loans held-for-investment
Commercial and industrial	1,119,088	1,153,310	1,042,821	1,052,932	1,196,767
Home equity	133,324	139,789	145,806	174,165	173,227
Residential real estate	270,855	266,312	273,118	276,993	299,838
Other	4,914	19,519	22,427	6,054	6,577
Total loans	1,528,181	1,578,930	1,484,172	1,510,144	1,676,409
Allowance for loan losses	(18,913)	(20,331)	(20,917)	(23,246)	(26,540)
Net loans	1,509,268	1,558,599	1,463,255	1,486,898	1,649,869
Loans held-for-sale	-	2,006	4,766	4,083	7,365
Branch assets held-for-sale	-	5,604	5,419	69,064	31,408
Goodwill	38,188	38,188	38,188	38,188	38,188
Total assets	2,289,023	2,379,023	2,436,391	2,715,348	2,820,202
Total deposits	1,819,532	1,876,721	1,959,556	2,091,904	2,170,627
Branch deposits held-for-sale	-	34,689	33,381	183,395	192,068
Securities repurchase agreements- customers	-	-	156	1,156	963
Advances from the FHLBNY	85,653	85,698	60,743	60,787	60,830
Obligations under capital leases	6,795	6,880	6,958	7,035	7,111
Junior subordinated debentures	92,786	92,786	92,786	92,786	92,786
Total shareholders' equity	255,483	252,926	249,235	249,313	247,047
Quarterly average balance sheet:
Loans held-for-investment
Commercial and industrial	$1,147,236	$1,095,202	$1,051,610	$1,145,297	$1,292,705
Home equity	152,201	161,698	183,753	196,841	201,754
Residential real estate	264,396	271,585	284,197	301,326	322,751
Other	1,923	2,122	3,233	3,391	3,755
Total loans	1,565,756	1,530,607	1,522,793	1,646,855	1,820,965
Securities and other interest-earning assets	619,430	699,687	867,633	923,909	840,541
Total interest-earning assets	2,185,186	2,230,294	2,390,426	2,570,764	2,661,506
Total assets	2,372,727	2,419,520	2,600,231	2,785,525	2,888,920
Non-interest-bearing demand deposits	550,689	521,563	559,793	608,396	612,775
Total deposits	1,904,400	1,956,592	2,162,142	2,331,934	2,429,606
Total interest-bearing liabilities	1,539,000	1,617,176	1,763,062	1,885,250	1,978,480
Total shareholders' equity	255,685	252,391	249,970	249,313	243,020
Capital and credit quality measures:
Tier 1 common equity risk-based capital (2,3):
Sun Bancorp, Inc.	14.6%	13.8%	13.4%	-	-
Sun National Bank	18.5%	17.5%	17.2%	-	-
Total risk-based capital (2):
Sun Bancorp, Inc.	21.8%	20.8%	20.4%	19.3%	17.9%
Sun National Bank	19.7%	18.8%	18.4%	17.4%	16.2%
Tier 1 risk-based capital (2):
Sun Bancorp, Inc.	18.2%	17.2%	16.8%	16.7%	15.6%
Sun National Bank	18.5%	17.5%	17.1%	16.1%	14.9%
Leverage capital (2):
Sun Bancorp, Inc.	11.7%	11.3%	10.3%	10.1%	9.8%
Sun National Bank	11.9%	11.5%	10.5%	9.7%	9.4%

Average equity to average assets	10.8%	10.4%	9.6%	9.0%	8.4%
Allowance for loan losses to gross loans held-for-investment	1.24%	1.29%	1.41%	1.54%	1.58%
Non-performing loans held-for-investment to gross loans held-for-investment	0.24%	0.37%	0.36%	0.73%	0.84%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	0.30%	0.40%	0.72%	1.03%	1.07%
Allowance for loan losses to non-performing loans held-for-investment	517%	347%	383%	210%	188%
Other data:
Net recoveries (charge-offs)	344	615	(2,312)	(3,294)	(1,852)
Classified loans	5,803	7,940	8,461	24,261	21,022
Classified assets	9,918	11,147	11,998	27,986	25,338
Non-performing assets:
Non-accrual loans	$3,121	$5,156	$4,611	$10,729	$13,561
Non-accrual loans held-for-sale	-	389	4,766	4,083	2,770
Troubled debt restructurings, non-accrual	534	702	854	318	528
Real estate owned, net	909	-	468	522	1,084
Total non-performing assets	$4,564	$6,247	$10,699	$15,652	$17,943

SUNBANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS (Unaudited)

(dollars in thousands)

	For the Three Months Ended			For the Three Months Ended
	September 30, 2015			September 30, 2014
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (1), (2)
Commercial and industrial	$1,147,236	$11,631	4.06%	$1,292,705	$14,438	4.47%
Home equity	152,201	1,569	4.12	201,754	2,062	4.09
Residential real estate	264,396	2,240	3.39	322,751	2,737	3.39
Other	1,923	39	8.11	3,755	70	7.46
Total loans receivable	1,565,756	15,479	3.95	1,820,965	19,307	4.24
Investment securities (3)	344,739	2,061	2.39	434,721	2,562	2.36
Interest-earning bank balances	274,691	175	0.25	405,820	252	0.25
Federal funds sold	-	-	-	-	-	-
Total interest-earning assets	2,185,186	17,715	3.24	2,661,506	22,121	3.32

Cash and due from banks	27,543			44,382
Restricted cash	5,000			13,000
Bank properties and equipment, net	34,242			46,162
Goodwill and intangible assets, net	38,188			38,281
Other assets	82,568			85,589
Total non-interest-earning assets	187,541			227,414
Total assets	$2,372,727			$2,888,920
Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposit	$756,917	338	0.18%	$1,010,830	707	0.28%
Savings deposits	211,178	104	0.20	256,909	164	0.26
Time deposits	385,616	821	0.85	549,092	1,186	0.86
Total interest-bearing deposit accounts	1,353,711	1,263	0.37	1,816,831	2,057	0.45
Short-term borrowings:
Repurchase agreements with customers	-	-	-	875	-	-
Long-term borrowings:
FHLBNY Advances (4)	85,668	438	2.05	60,845	318	2.09
Obligations under capital lease	6,835	117	6.85	7,143	117	6.55
Junior subordinated debentures	92,786	555	2.39	92,786	542	2.34
Total borrowings	185,289	1,110	2.40	161,649	977	2.42
Total interest-bearing liabilities	1,539,000	2,373	0.62	1,978,480	3,034	0.61
Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	550,689			612,775
Other liabilities	27,353			54,645
Total non-interest-bearing liabilities	578,042			667,420
Total liabilities	2,117,042			2,645,900

Shareholders' equity	255,685			243,020
Total liabilities and shareholders' equity	$2,372,727			$2,888,920
Net interest income		$15,342			$19,087
Interest rate spread (5)			2.62%			2.71%
Net interest margin (6)			2.81%			2.87%
Ratio of average interest-earning assets to average interest-bearing liabilities			142%			135%

(1)	Average balances include non-accrual loans, loans held-for-sale, branch assets held-for-sale and deposits held-for-sale.
(2)	Loan fees are included in interest income and the amount is not material for this analysis.
(3)

Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustment for the three months ended September 30, 2015 and 2014 was $125 thousand and $166 thousand, respectively.

(4)	Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY
(5)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUNBANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS (Unaudited)

(dollars in thousands)

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2015			September 30, 2014
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (1), (2)
Commercial and industrial	$1,098,366	$33,720	4.08%	$1,443,565	$46,173	4.25%
Home equity	165,768	5,102	4.09	207,874	6,284	4.02
Residential real estate	273,320	7,082	3.45	330,706	8,881	3.57
Other	2,421	123	6.76	17,244	885	6.83
Total loans receivable	1,539,875	46,027	3.98	1,999,389	62,223	4.14
Investment securities (3)	369,108	6,790	2.45	447,894	8,103	2.41
Interest-earning bank balances	358,900	680	0.25	290,342	544	0.25
Federal funds sold	-	-	-	-	-	-
Total interest-earning assets	2,267,883	53,497	3.14	2,737,625	70,870	3.44

Cash and due from banks	29,806			42,317
Restricted Cashc	7,901			21,619
Bank properties and equipment, net	37,705			47,442
Goodwill and intangible assets, net	38,188			38,565
Other assets	81,844			85,400
Total non-interest-earning assets	195,444			235,343
Total assets	$2,463,327			$2,972,968
Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$814,735	1,089	0.18%	$1,086,050	2,304	0.28%
Savings deposits	224,230	339	0.20	262,829	521	0.26
Time deposits	423,820	2,678	0.84	579,833	3,701	0.85
Total interest-bearing deposit accounts	1,462,785	4,106	0.37	1,928,712	6,526	0.45
Short-term borrowings:
Repurchase agreements with customers	67	-	-	627	-	-
Long-term borrowings
FHLBNY advances (4)	76,372	1,166	2.03	60,887	946	2.07
Obligations under capital lease	6,914	354	6.81	7,219	367	6.76
Junior subordinated debentures	92,786	1,632	2.34	92,786	1,607	2.30
Total borrowings	176,139	3,152	2.38	161,519	2,920	2.40
Total interest-bearing liabilities	1,638,924	7,258	0.59	2,090,231	9,446	0.60
Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	543,982			582,085
Other liabilities	27,718			51,321
Total non-interest-bearing liabilities	571,700			633,406
Total liabilities	2,210,624			2,723,637

Shareholders' equity	252,703			249,331
Total liabilities and shareholders' equity	$2,463,327			$2,972,968
Net interest income		$46,239			$61,423
Interest rate spread (5)			2.55%			2.84%
Net interest margin (6)			2.71%			2.98%
Ratio of average interest-earning assets to average interest-bearing liabilities			138%			131%

(1)	Average balances include non-accrual loans, loans held-for-sale, branch assets held-for-sale and deposits held-for-sale.
(2)	Loan fees are included in interest income and the amount is not material for this analysis.
(3)

Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustment for the nine months ended September 30, 2015 and 2014 was $456 thousand and $498 thousand, respectively.

(4)	Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY
(5)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUNBANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS (Unaudited)

(dollars in thousands)

	For the Three Months Ended			For the Three Months Ended
	September 30, 2015			June 30, 2015
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (1), (2)
Commercial and industrial	$1,147,236	$11,631	4.06%	$1,095,202	$11,285%	4.12%
Home equity	152,201	1,569	4.12	161,698	1,685	4.17
Residential real estate	264,396	2,240	3.39	271,585	2,443	3.60
Other	1,923	39	8.11	2,122	39	7.35
Total loans receivable	1,565,756	15,479	3.95	1,530,607	15,452	4.04
Investment securities (3)	344,739	2,061	2.39	370,469	2,300	2.48
Interest-earning bank balances	274,691	175	0.25	329,218	208	0.25
Federal funds sold	-	-	-	-	-	-
Total interest-earning assets	2,185,186	17,715	3.24	2,230,294	17,960	3.22

Cash and due from banks	27,543			28,223
Restricted cash	5,000			5,791
Bank properties and equipment, net	34,242			36,328
Goodwill and intangible assets, net	38,188			38,188
Other assets	82,568			80,696
Total non-interest-earning assets	187,541			189,226
Total assets	$2,372,727			$2,419,520
Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$756,919	338	0.18%	$793,954	345	0.17%
Savings deposits	211,178	104	0.20	222,372	108%	0.19
Time deposits	385,616	821	0.85	418,703	884	0.84
Total interest-bearing deposit accounts	1,353,713	1,263	0.37	1,435,029	1,337	0.37
Short-term borrowings:
Repurchase agreements with customers	-	-	-	29	-	-
Long-term borrowings
FHLB advances(4)	85,668	438	2.05	82,416	418	2.03
Obligations under capital lease	6,835	117	6.85	6,916	118	6.82
Junior subordinated debentures	92,786	555	2.39	92,786	544	2.35
Total borrowings	185,289	1,110	2.40	182,147	1,080	2.37
Total interest-bearing liabilities	1,539,002	2,373	0.62	1,617,176	2,417	0.60
Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	550,689			521,563
Other liabilities	27,353			28,390
Total non-interest-bearing liabilities	578,042			549,953
Total liabilities	2,117,044			2,167,129

Shareholders' equity	255,685			252,391
Total liabilities and shareholders' equity	$2,372,729			$2,419,520
Net interest income		$15,342			$15,543
Interest rate spread (5)			2.62%			2.62%
Net interest margin (6)			2.81%			2.79%
Ratio of average interest-earning assets to average interest-bearing liabilities			142%			138%

(1)	Average balances include non-accrual loans, loans held-for-sale, branch assets held-for-sale and deposits held-for-sale.
(2)	Loan fees are included in interest income and the amount is not material for this analysis.
(3)

Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustment for the three months ended September 30, 2015 and June 30, 2015 was $125 thousand and $166 thousand, respectively.

(4)	Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY
(5)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6)	Net interest margin represents net interest income as a percentage of average interest-earning assets.